UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 200
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, Richard D. Clayton resigned as Executive Vice President, General Counsel and Secretary of Raser Technologies, Inc. (the “Company”) to accept a position with Via Motors, Inc. (“Via”), previously known as Via Automotive, Inc.  On December 3, 2010, Nicholas Goodman, the Chief Executive Officer and Class II director, was appointed by the Company’s Board of Directors as its new Chairman, to succeed Kraig Higginson, who stepped down as the Chairman to devote full attention to the success of Via.  Mr. Higginson, however, will continue to serve as a Class III director whose term expires at the Company’s 2011 Annual Meeting of Stockholders.  In connection with his transition, the Company entered into a post-employment severance agreement with Mr. Higginson to pay a total sum of $180,000, in twelve equal monthly installments through November 30, 2011, in consideration for which Mr. Higginson agreed to waive director fees for 2011.  Also on December 3, 2010, Alan Perriton, a Class I director, resigned to concentrate his efforts to Via’s success.  Mr. Perriton is presently serving as the Company’s designated director on Via’s Board of Directors.  As recently reported by the Company in its report on Form 8-K filed on November 24, 2010, the Company has a significant equity interest (approx. 39%) in Via and, accordingly, a significant and continuing interest in Via’s success.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: December 6, 2010	/s/ John Perry
John Perry, CFO